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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2003 relating to the financial statements and financial statement schedule as of March 31, 2003 and 2002 and for the years then ended of Asyst Technologies, Inc., which appears in Asyst Technologies, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2003.




/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
October 1, 2003